UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2018

Corporate Property Associates 17 – Global Incorporated

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-52891	20-8429087
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02  Termination of a Material Definitive Agreement.

The information disclosed in the second and third paragraphs of Item 2.01 is hereby incorporated by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 31, 2018, the merger (the “Merger”) of Corporate Property Associates 17 – Global Incorporated (“CPA:17”) and CPA17 Merger Sub LLC, a merger subsidiary of W. P. Carey Inc. (“W. P. Carey”), became effective and, subject to the terms and conditions of the Agreement and Plan of Merger, dated as of June 17, 2018 (the “Merger Agreement”), each share of CPA:17 common stock issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) was converted into the right to receive 0.160 shares of W. P. Carey common stock.  Fractional shares were converted into cash. Neither W. P. Carey nor any of its subsidiaries received any merger consideration for shares of CPA:17 common stock owned by them.

Prior to the consummation of the Merger, certain affiliates of W. P. Carey provided advisory services to CPA:17 pursuant to the (i) Amended and Restated Advisory Agreement, dated as of January 1, 2015, among CPA:17, CPA:17 Limited Partnership and Carey Asset Management Corp., and (ii) Amended and Restated Asset Management Agreement, dated as of May 13, 2015, among CPA:17, CPA:17 Limited Partnership and W. P. Carey & Co. B. V. (collectively, as amended, the “Advisory Agreements”). The Advisory Agreements were automatically terminated upon the closing of the Merger.

Additionally, on October 31, 2018, subsequent to the effectiveness of the Merger, W. P. Carey fully repaid CPA:17’s obligations under CPA:17’s senior unsecured revolving credit facility and delayed-draw term loan facility (collectively, the “Senior Credit Facility”) and terminated the Senior Credit Facility.

The foregoing descriptions of the Merger and related transactions do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement.  A copy of the Merger Agreement was attached as Exhibit 2.1 to CPA:17’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2018, and is incorporated herein by reference.

Item 3.01  Material Modification to Rights of Security Holders.

The information disclosed in Item 2.01 is hereby incorporated by reference.

Item 5.01  Changes in Control of Registrant.

The information disclosed in Item 2.01 is hereby incorporated by reference.

Item 5.03  Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

Articles of Amendment with respect to CPA:17’s charter (the “CPA:17 Charter”) were filed on October 30, 2018 with the State Department of Assessments and Taxation of Maryland.  The amendment excludes a transaction involving securities of an entity that have been listed on a national securities exchange for at least 12 months, including the Merger, from the procedural and substantive requirements of the CPA:17 Charter applicable to “Roll-Up Transactions” (as such term is defined in the CPA:17 Charter).  As previously disclosed, the amendment was approved on October 29, 2018 at a special meeting of CPA:17 stockholders.

The foregoing description of the Articles of Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Amendment.  A copy of the Articles of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

3.1	Articles of Amendment of Corporate Property Associates 17 – Global Incorporated, dated October 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 17 – Global Incorporated

Date: October 31, 2018	By:	/s/ Susan C. Hyde
Susan C. Hyde
Chief Administrative Officer and Corporate Secretary